UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015
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NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 800 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.
On April 30, 2015, NII Holdings, Inc. (the "Company"), together with its wholly-owned subsidiary NIU Holdings LLC, completed the previously announced sale of the Company's Mexican operations to New Cingular Wireless, Inc., an indirect subsidiary of AT&T, Inc. The transaction was structured as a sale of all the outstanding stock of the parent company of Comunicaciones Nextel de México, S.A. de C.V., the Company's Mexican operating subsidiary (“Nextel Mexico"), for the purchase price of approximately $1.875 billion, including $187.5 million deposited in escrow to satisfy potential indemnification claims. The net proceeds of the sale were $1.448 billion, after deducting Nextel Mexico's outstanding indebtedness net of cash and applying estimates of other specified purchase price adjustments.

The description of the transaction contained in this report is qualified in its entirety by reference to the complete text of the Purchase and Sale Agreement filed as Exhibit 10.1 to the Company's current report on Form 8-K dated January 26, 2015 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

99.1	Unaudited Pro Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: May 6, 2015	By: /s/ SHANA C. SMITH
Shana C. Smith
Vice President, Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited Pro Forma Financial Information.